Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Matt DiLiberto

Chief Accounting Officer & Treasurer

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

THIRD QUARTER 2014 FFO OF $1.55 PER SHARE BEFORE TRANSACTION COSTS AND NON-RECURRING CHARGES; AND EPS OF $0.68 PER SHARE

Financial and Operating Highlights

•                  Third quarter FFO of $1.55 per share before non-recurring charges related to the refinancing of 420 Lexington Avenue of $0.24 per share and transaction related costs of $0.03 per share compared to prior year FFO of $1.32 per share before the recovery of transaction related costs of $0.02 per share.

•                  Third quarter net income attributable to common stockholders of $0.68 per share compared to net income of $0.40 per share in the prior year.

•                  Adjusting 2014 NAREIT defined FFO guidance to $5.82 to $5.85 per share, which equates to $6.06 to $6.09 per share before giving effect to the $0.24 per share prepayment penalty associated with the refinancing of 420 Lexington Avenue, as compared to the previous FFO guidance range of $5.90 to $5.96 per share.

•                  Combined same-store cash NOI increased 5.7 percent for the third quarter and 3.0 percent for the first nine months of 2014 as compared to the prior year.

•                  Signed 46 Manhattan office leases covering 664,727 square feet during the third quarter.  The mark-to-market on signed Manhattan office leases was 17.2 percent higher in the third quarter than the previously fully escalated rents on the same spaces, bringing the mark-to-market for the first nine months of 2014 to 15.4 percent.

•                  Signed 28 Suburban office leases covering 165,331 square feet during the third quarter. The mark-to-market on signed Suburban office leases was 0.6 percent higher in the third quarter than the previously fully escalated rents on the same spaces, bringing the mark-to-market for the first nine months of 2014 to 1.1 percent.

•                  Increased Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, as of September 30, 2014 to 95.3 percent.

Investing Highlights

•                  Entered into an agreement to acquire 319,000 square feet of newly constructed, vacant commercial condominium units on the 22nd through 34th floors and the building’s parking garage and fitness center at 55 West 46th Street for $275.0 million.  The agreement included an option, which has since been exercised, for the seller to include the 2nd floor, comprising 28,000 square feet, for an additional purchase price of $20.0 million.

•                  Closed on the acquisition of the fee interest at 635 Madison Avenue for $145.0 million.

•                  Together with its joint venture partner, closed on the acquisition of the retail condominium at 121 Greene Street in SoHo for $27.2 million, continuing the growth of the Company’s prime retail property portfolio.

•                  Together with its joint venture partner, entered into an agreement to sell 180 Maiden Lane for a gross sales price of $470.0 million, resulting in an internal rate of return on the investment of approximately 16.0 percent.

•                  Together with its joint venture partner, closed on the sale of the mixed-use college dormitory/retail asset at 180 Broadway for a gross sales price of $222.5 million.  The Company recognized a promote of $3.3 million and a gain on sale of $16.5 million.

•                  Invested $50.0 million in the construction of a 1,174 unit residential rental project at 605 West 42nd Street.  The investment consists of mezzanine loan interests and a fixed-price option for the Company to acquire up to a 20 percent equity stake in the property.

•                  Originated and retained, or acquired debt and preferred equity investments totaling $155.1 million in the third quarter at a weighted average current yield of 10.1 percent.

Financing Highlights

•                  Obtained an upgrade in credit rating to investment grade from Fitch Ratings.  This rating coupled with the Company’s investment grade rating from Standard & Poor’s will allow for future unsecured bond issuances by the Company to be included in the Barclays U.S Corporate Index.

•                  Closed on a $300.0 million leasehold mortgage refinancing of 420 Lexington Avenue at a significantly reduced interest rate.  The new 10-year, fixed rate loan replaces the previous $181.0 million mortgage.

•                  Closed on a $97.0 million floating rate leasehold mortgage at 650 Fifth Avenue.

Summary

New York, NY, October 22, 2014 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, for the quarter ended September 30, 2014 of $154.7 million, or $1.55 per share, before non-recurring charges related to the refinancing of 420 Lexington Avenue of $24.5 million, or $0.24 per share, and transaction costs of $2.7 million, or $0.03 per share, as compared to FFO for the same quarter of 2013 of

$125.0 million, or $1.32 per share, before the recovery of transaction costs of $2.4 million, or $0.02 per share.

Net income attributable to common stockholders for the quarter ended September 30, 2014 totaled $64.7 million, or $0.68 per share, compared to net income attributable to common stockholders of $37.0 million, or $0.40 per share, for the same quarter in 2013.

All per share amounts in this press release are presented on a diluted basis.

Operating and Leasing Activity

For the third quarter of 2014, the Company reported consolidated revenues and operating income of $390.3 million and $211.1 million, respectively, compared to $338.8 million and $191.0 million, respectively, for the same period in 2013.

Same-store cash NOI on a combined basis increased by 5.7 percent to $167.7 million and by 3.0 percent to $498.3 million for the three and nine months ended September 30, 2014, respectively, as compared to the same periods in 2013.  For the quarter ended September 30, 2014, consolidated property same-store cash NOI increased by 4.7 percent to $149.7 million and unconsolidated joint venture property same-store cash NOI increased 15.1 percent to $18.0 million, as compared to the same period in 2013.  For the nine months ended September 30, 2014, consolidated property same-store cash NOI increased by 1.4 percent to $446.6 million and unconsolidated joint venture property same-store cash NOI increased 19.0 percent to $51.8 million, as compared to the same period in 2013.

During the third quarter, the Company signed 46 office leases in its Manhattan portfolio totaling 664,727 square feet.  Twenty-five leases comprising 179,205 square feet represented office leases that replaced previous vacancy. Twenty-one leases comprising 485,522 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $67.25 per rentable square foot, representing a 17.2 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the third quarter was 9.5 years and average tenant concessions were 2.2 months of free rent with a tenant improvement allowance of $44.09 per rentable square foot.

During the first nine months of 2014, the Company signed 185 office leases in its Manhattan portfolio totaling 1,485,434 square feet.  Seventy-three leases comprising 446,711 square feet represented office leases that replaced previous vacancy. One-hundred twelve leases comprising 1,038,723 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $64.58 per rentable square foot, representing a 15.4 percent increase over the previously fully escalated rents on the same office spaces.

Manhattan same-store occupancy increased to 95.3 percent as of September 30, 2014, inclusive of 118,848 square feet of leases signed but not yet commenced, as compared to 94.9 percent at June 30, 2014.

During the third quarter, the Company signed 28 office leases in the Suburban portfolio totaling 165,331 square feet.  Seven leases comprising 22,255 square feet represented office leases that replaced previous vacancy. Twenty-one leases comprising the remaining 143,076 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $33.29 per rentable square foot, representing a 0.6 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the third quarter was 8.1 years and average tenant concessions were 5.4 months of free rent with a tenant improvement allowance of $26.57 per rentable square foot.

During the first nine months of 2014, the Company signed 95 office leases in its Suburban portfolio totaling 488,242 square feet.  Forty-one leases comprising 214,430 square feet represented office leases that replaced previous vacancy. Fifty-four leases comprising 273,812 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $32.69 per rentable square foot, representing a 1.1 percent increase over the previously fully escalated rents on the same office spaces.

Same-store occupancy for the Company’s Suburban portfolio was 82.4 percent at September 30, 2014, inclusive of 95,142 square feet of leases signed but not yet commenced, as compared to 82.8 percent at June 30, 2014 and 80.0 percent at September 30, 2013.

Significant leases that were signed during the third quarter included:

•                  Early renewal on 283,894 square feet with Schulte Roth & Zabel LLP at 919 Third Avenue, bringing the remaining lease term to 21.8 years;

•                  New lease on 50,365 square feet with Quik Park for 10.0 years at 315 West 33rd Street;

•                  Early renewal on 50,247 square feet with B and E Theaters at 5 Landmark Square, Stamford, Connecticut, bringing the remaining lease term to 6.7 years;

•                  Renewal and expansion on 39,850 square feet with Taconic Capital Advisors, L.P. for 11.0 years at 280 Park Avenue;

•                  New lease on 30,000 square feet with First Niagra Bank for 13.0 years at 520 White Plains Road, Tarrytown, New York;

•                  New lease on 28,857 square feet with Blue Mountain Realty, LLC for 9.3 years at 280 Park Avenue;

•                  New lease on 21,342 square feet with Versace USA, Inc. for 11.0 years at 3 Columbus Circle; and

•                  Early renewal on 20,010 square feet with Road Runner Capital Partners LLC at 800 Third Avenue, bringing the remaining lease term to 7.2 years.

Marketing, general and administrative, or MG&A, expenses for the quarter ended September 30, 2014 decreased to $22.6 million from $23.9 million in the previous quarter.

Real Estate Investment Activity

In September, the Company entered into an agreement to acquire 319,000 square feet of vacant commercial condominium units on the 22nd through 34th floors in the newly constructed Midtown Manhattan class-A office property located at 55 West 46th Street for $275.0 million.  As part of the agreement, the seller had the option, which has since been exercised, to include the vacant 2nd floor, comprising 28,000 square feet, for an additional purchase price of $20.0 million.  The Company will also acquire a retail store on 46th Street and the building’s parking garage and fitness center.  This transaction is expected to be completed before the end of 2014, subject to the satisfaction of customary closing conditions.

In September, the Company closed on the acquisition of the fee interest at 635 Madison Avenue for $145.0 million.  The property is encumbered by a ground lease through April 2030 with one twenty-one year renewal extension option.  The improvements of the fee interest include a 19-story 176,530-square-foot office tower.

In September, the Company, together with its joint venture partner, closed on the acquisition of the retail condominium at 121 Greene Street in SoHo for $27.2 million.  The 7,200 square foot prime retail condominium is located along one of SoHo’s most popular shopping corridors, adjacent to Ralph Lauren and directly across the street from Apple’s local flagship.  The acquisition marks the continued growth of the Company’s prime retail property portfolio, which already includes several other assets in Manhattan’s popular SoHo shopping district.

In September, the Company, together with its joint venture partner, entered into an agreement to sell 180 Maiden Lane for a gross sales price of $470.0 million, resulting in an internal rate of return on the investment of approximately 16.0 percent.  This transaction is expected to close during the fourth quarter of 2014, subject to the satisfaction of customary closing conditions.

In September, the Company, together with its joint venture partner, closed on the sale of all its interests, including the fee position and retail condominium unit, in the mixed-use college dormitory/retail asset at 180 Broadway for a gross sales price of $222.5 million.   The Company recognized a promote of $3.3 million and a gain on sale of $16.5 million.

In September, the Company invested $50.0 million in the construction of a large residential rental project at 605 West 42nd Street in Manhattan.  The investment consists of mezzanine loan interests and a fixed-price option for the Company to acquire up to a 20 percent equity stake in the property upon completion of the project. The project, one of several to be constructed in New York’s Midtown West development area over the next decade, will consist of a 1.16 million-square-foot tower that will feature 1,174 rental apartment units.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.4 billion at September 30, 2014.  During the third quarter, the Company originated and retained, or acquired new debt and preferred equity investments totaling $155.1 million, at a weighted average current yield of 10.1 percent, and recorded $287.6 million of principal reductions from investments that were sold or repaid.  As of September 30, 2014, the debt and preferred equity investment portfolio had a weighted average maturity of 2.0 years, excluding any extension options, and had a weighted average yield during the third quarter of 10.5 percent.

Financing and Capital Activity

In October, the Company’s focus on balance sheet management and improvement in credit quality was recognized when Fitch Ratings upgraded the Company to an investment grade rating of BBB- with a stable outlook.  This rating coupled with the Company’s investment grade rating from Standard & Poor’s will allow for future unsecured bond issuances by the Company to be included in the Barclays U.S. Corporate Index.

In September, the Company refinanced the Graybar Building at 420 Lexington Avenue, site of the Company’s headquarters.  The new 10-year, $300.0 million leasehold mortgage features a fixed interest rate of 3.98 percent and replaces the previous $181.0 million, 7.15 percent fixed-rate mortgage that the Company initially obtained in 2009 at the trough of the credit markets.  The refinancing reduced the Company’s overall cost of capital, termed out its debt maturities and generated $91.4 million of net cash proceeds, after giving consideration to closing costs and the defeasance charge on the previous financing.

In October, the Company and its joint venture partner closed on a new $97.0 million leasehold mortgage at 650 Fifth Avenue.  The new two-year mortgage, which bears interest at 350 basis points over LIBOR, had an initial funding of $65.0 million.

Guidance

Based on the Company’s performance for the first nine months of 2014 and its outlook for the remainder of 2014, the Company is adjusting its NAREIT defined FFO guidance for 2014 to $5.82 to $5.85, which equates to $6.06 to $6.09 per share before giving effect to the $0.24 per share prepayment penalty associated with the refinancing of 420 Lexington Avenue, as compared to the previous FFO guidance range of $5.90 to $5.96 per share.

Dividends

During the third quarter of 2014, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.50 per share of common stock, which was paid on October 15, 2014 to stockholders of record on the close of business on September 30, 2014; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period July 15, 2014 through and including October 14, 2014, which was paid on October 15, 2014 to stockholders of record on the close of business on September 30, 2014, and reflects the regular quarterly dividend which is the equivalent of an annualized dividend of $1.625 per share.

Annual Institutional Investor Conference

The Company will host its Annual Institutional Investor Conference on Monday, December 8, 2014 in New York City.  To be added to the Conference’s email distribution list or to pre-register, please email SLG2014@slgreen.com.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 23, 2014 at 2:00 pm ET to discuss the financial results.

The supplemental data will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 866.510.0712 using pass-code “SL Green.”

A replay of the call will be available through October 30, 2014 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 17931905.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2014, SL Green held interests in 96 Manhattan buildings totaling 44.1 million square feet. This included ownership interests in 28.0 million square feet of commercial buildings and debt and preferred equity investments secured by 16.1 million square feet of buildings. In addition to its Manhattan investments, SL Green held ownership interests in 35 suburban buildings totaling 5.9 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental revenue, net	$291,293	$242,439	$826,877	$741,022
Escalation and reimbursement	43,826	42,026	120,209	114,850
Investment and preferred equity income	43,969	44,448	137,767	143,887
Other income	11,186	9,869	48,498	20,855
Total revenues	390,274	338,782	1,133,351	1,020,614
Expenses:
Operating expenses (including approximately $5,104 and $13,183 (2014) and $4,698 and $12,858 (2013) of related party expenses)	72,111	72,784	211,118	205,921
Real estate taxes	55,548	51,529	159,702	149,857
Ground rent	8,088	7,930	24,161	23,988
Interest expense, net of interest income	82,376	78,226	236,424	232,862
Amortization of deferred financing costs	6,679	4,121	15,737	12,404
Depreciation and amortization	94,443	84,162	274,337	238,666
Transaction related costs, net of recoveries	2,383	(2,368)	6,554	717
Marketing, general and administrative	22,649	20,869	69,778	63,450
Total expenses	344,277	317,253	997,811	927,865
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities, purchase price fair value adjustment and loss on early extinguishment of debt	45,997	21,529	135,540	92,749
Equity in net income from unconsolidated joint ventures	6,034	2,939	20,781	4,251
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	16,496	(354)	122,580	(3,937)
Loss on sale of investment in marketable securities	—	—	—	(65)
Purchase price fair value adjustment	(4,000)	—	67,446	(2,305)
Loss on early extinguishment of debt	(24,475)	—	(25,500)	(18,523)
Income from continuing operations	40,052	24,114	320,847	72,170
Net income from discontinued operations	4,035	7,435	15,449	19,851
Gain on sale of discontinued operations	29,507	13,787	144,242	14,900
Net income	73,594	45,336	480,538	106,921
Net income attributable to noncontrolling interests in the Operating Partnership	(2,636)	(1,110)	(16,010)	(1,909)
Net income attributable to noncontrolling interests in other partnerships	(1,712)	(2,901)	(5,045)	(8,806)
Preferred unit distributions	(820)	(562)	(1,950)	(1,692)
Net income attributable to SL Green	68,426	40,763	457,533	94,514
Preferred stock redemption costs	—	—	—	(12,160)
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,214)	(18,144)
Net income attributable to SL Green common stockholders	$64,688	$37,025	$446,319	$64,210

Earnings Per Share (EPS)
Net income per share (Basic)	$0.68	$0.40	$4.68	$0.70
Net income per share (Diluted)	$0.68	$0.40	$4.66	$0.70

Funds From Operations (FFO)
FFO per share (Basic)	$1.28	$1.34	$4.43	$3.78
FFO per share (Diluted)	$1.28	$1.34	$4.41	$3.77

Basic ownership interest
Weighted average REIT common shares for net income per share	95,734	91,988	95,437	91,684
Weighted average partnership units held by noncontrolling interests	3,585	2,792	3,423	2,705
Basic weighted average shares and units outstanding	99,319	94,780	98,860	94,389

Diluted ownership interest
Weighted average REIT common share and common share equivalents	96,121	92,224	95,899	91,926
Weighted average partnership units held by noncontrolling interests	3,585	2,792	3,423	2,705
Diluted weighted average shares and units outstanding	99,706	95,016	99,322	94,631

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$3,833,305	$3,032,526
Building and improvements	8,679,637	7,884,663
Building leasehold and improvements	1,405,255	1,366,281
Properties under capital lease	27,445	50,310
	13,945,642	12,333,780
Less accumulated depreciation	(1,826,027)	(1,646,240)
	12,119,615	10,687,540
Assets held for sale	753,457	—
Cash and cash equivalents	253,520	206,692
Restricted cash	159,303	142,051
Investment in marketable securities	39,293	32,049
Tenant and other receivables, net of allowance of $20,719 and $17,325 in 2014 and 2013, respectively	64,184	60,393
Related party receivables	13,262	8,530
Deferred rents receivable, net of allowance of $27,185 and $30,333 in 2014 and 2013, respectively	364,284	386,508
Debt and preferred equity investments, net of discounts and deferred origination fees of $19,801 and $18,593 in 2014 and 2013, respectively, and allowance of $1,000 in 2013	1,432,951	1,304,839
Investments in unconsolidated joint ventures	996,842	1,113,218
Deferred costs, net	310,860	267,058
Other assets	729,538	750,123
Total assets	$17,237,109	$14,959,001

Liabilities
Mortgages and other loans payable	$5,890,782	$4,860,578
Revolving credit facility	244,000	220,000
Term loan and senior unsecured notes	2,054,168	1,739,330
Accrued interest payable and other liabilities	127,811	114,622
Accounts payable and accrued expenses	183,001	145,889
Deferred revenue	215,527	263,261
Capitalized lease obligations	20,728	47,671
Deferred land leases payable	1,129	22,185
Dividend and distributions payable	53,571	52,255
Security deposits	66,659	61,308
Liabilities related to assets held for sale	461,891	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	9,419,267	7,627,099

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	381,274	265,476
Preferred units	73,115	49,550

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2014 and December 31, 2013	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 99,547 and 98,563 issued and outstanding at September 30, 2014 and December 31, 2013, respectively (including 3,602 and 3,570 shares held in Treasury at September 30, 2014 and December 31, 2013, respectively)	996	986
Additional paid-in capital	5,130,858	5,015,904
Treasury stock at cost	(320,222)	(317,356)
Accumulated other comprehensive loss	(2,896)	(15,211)
Retained earnings	1,813,956	1,619,150
Total SL Green Realty Corp. stockholders’ equity	6,844,624	6,525,405
Noncontrolling interests in other partnerships	518,829	491,471
Total equity	7,363,453	7,016,876
Total liabilities and equity	$17,237,109	$14,959,001

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$64,688	$37,025	$446,319	$64,210
Add:
Depreciation and amortization	94,443	84,162	274,337	238,666
Discontinued operations depreciation adjustments	678	3,311	5,434	13,133
Joint venture depreciation and noncontrolling interest adjustments	5,831	12,720	26,979	37,867
Net income attributable to noncontrolling interests	4,348	4,011	21,055	10,715
Less:
Gain on sale of discontinued operations	29,507	13,787	144,242	14,900
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	16,496	(354)	122,580	(3,937)
Purchase price fair value adjustment	(4,000)	—	67,446	(2,305)
Depreciable real estate reserves, net of recoveries	—	—	—	(2,150)
Depreciation on non-rental real estate assets	503	416	1,520	1,004
Funds From Operations	$127,482	$127,380	$438,336	$357,079

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013	2014	2013
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities, purchase price fair value adjustment and loss on early extinguishment of debt	$45,997	$21,529	$—	$—

Equity in net income from unconsolidated joint ventures	6,034	2,939	6,034	2,939
Depreciation and amortization	94,443	84,162	12,211	21,202
Interest expense, net of interest income	82,376	78,226	13,426	20,031
Amortization of deferred financing costs	6,679	4,121	1,240	1,790
Loss on early extinguishment of debt	(24,475)	—	—	—
Operating income	$211,054	$190,977	$32,911	$45,962

Marketing, general & administrative expense	22,649	20,869	—	—
Net operating income from discontinued operations	7,750	15,852	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	2,383	(2,368)	301	—

Non-building revenue	(50,895)	(50,384)	(5,841)	(4,041)
Equity in net income from unconsolidated joint ventures	(6,034)	(2,939)	—	—
Loss on early extinguishment of debt	24,475	—	—	—
Net operating income (NOI)	211,382	172,007	27,371	41,921	$238,753	$213,928

NOI from discontinued operations	(7,750)	(15,852)	—	—	(7,750)	(15,852)
NOI from other properties/affiliates	(32,631)	(737)	(7,036)	(23,297)	(39,667)	(24,034)
Same-Store NOI	$171,001	$155,418	$20,335	$18,624	$191,336	$174,042

Ground lease straight-line adjustment	400	221	—	—	400	221

Straight-line and free rent	(16,444)	(12,877)	(1,769)	(2,606)	(18,213)	(15,483)
Rental income — FAS 141	(5,239)	280	(566)	(378)	(5,805)	(98)
Same-store cash NOI	$149,718	$143,042	$18,000	$15,640	$167,718	$158,682

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013	2014	2013
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate, loss on sale of investment in marketable securities, purchase price fair value adjustment and loss on early extinguishment of debt	$135,540	$92,749	$—	$—

Equity in net income from unconsolidated joint ventures	20,781	4,251	20,781	4,251
Depreciation and amortization	274,337	238,666	47,297	63,459
Interest expense, net of interest income	236,424	232,862	47,556	59,419
Amortization of deferred financing costs	15,737	12,404	4,698	7,131
Loss on early extinguishment of debt	(25,500)	(18,523)	—	—
Operating income	$657,319	$562,409	$120,332	$134,260

Marketing, general & administrative expense	69,778	63,450	—	—
Net operating income from discontinued operations	32,349	50,786	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	6,554	717	401	15

Non-building revenue	(174,154)	(152,165)	(16,012)	(12,254)
Equity in income from unconsolidated joint ventures	(20,781)	(4,251)	—	—
Loss on early extinguishment of debt	25,500	18,523	3,382	—
Net operating income (NOI)	596,565	539,469	108,103	122,021	$704,668	$661,490

NOI from discontinued operations	(32,349)	(50,786)	—	—	(32,349)	(50,786)
NOI from other properties/affiliates	(57,434)	2,119	(48,620)	(69,887)	(106,054)	(67,768)
Same-Store NOI	$506,782	$490,802	$59,483	$52,134	$566,265	$542,936

Ground lease straight-line adjustment	1,201	861	—	—	1,201	861

Straight-line and free rent	(44,641)	(39,091)	(6,472)	(7,029)	(51,113)	(46,120)
Rental income — FAS 141	(16,783)	(12,236)	(1,252)	(1,622)	(18,035)	(13,858)
Same-store cash NOI	$446,559	$440,336	$51,759	$43,483	$498,318	$483,819

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	September 30,
	2014	2013
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	21,905	23,947
Portfolio percentage leased at end of period	95.4%	94.0%
Same-Store percentage leased at end of period	94.8%	93.1%
Number of properties in operation	30	35

Office square feet where leases commenced during quarter (rentable)	729,315	364,992
Average mark-to-market percentage-office	18.9%	-5.0%
Average starting cash rent per rentable square foot-office	$64.20	$56.78

(1)  Includes wholly-owned and joint venture properties.

The following table reconciles estimated earnings per share (diluted) to FFO per share (diluted) for the year ending December 31, 2014.

	Year Ended December 31,
	2014	2014
Net income per share attributable to SL Green stockholders	$4.77	$4.80
Add:
Depreciation and amortization	3.77	3.77
Discontinued operations depreciation adjustments	0.05	0.05
Unconsolidated joint ventures depreciation and noncontrolling interests adjustments	0.34	0.34
Net income attributable to noncontrolling interests	0.27	0.27
Less:
Gain on sale of discontinued operations	1.45	1.45
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	1.23	1.23
Purchase price fair value adjustment	0.68	0.68
Depreciable real estate, net of recoveries	—	—
Depreciation and amortization on non-real estate assets	0.02	0.02
Funds from Operations per share	$5.82	$5.85